SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                           Filed by the Registrant |X|
                 Filed by a party other than the Registrant |_|

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                           Check the appropriate box:

|_| Preliminary Proxy Statement     |X| Definitive Proxy Statement

|_| Definitive Additional Materials |_| Soliciting Material Pursuant to
                                        Rule 14a-11(c) or Rule 14a- 12

|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

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                            ARROW INTERNATIONAL, INC.

                (Name of Registrant as Specified in Its Charter)

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Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.
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                  applies: N/A
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                  computed pursuant to Exchange Act Rule 0-11:(1) N/A
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                  (1)   Set forth the amount on which the filing fee is
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      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting
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            registration statement number, or the Form or Schedule and the date
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                            ARROW INTERNATIONAL, INC.
                               2400 Bernville Road
                           Reading, Pennsylvania 19605

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on January 19, 2000

To Our Shareholders:

      The Annual Meeting of Shareholders of Arrow International, Inc. will be held at the Sheraton Reading Hotel, 1741 Paper Mill Road, Wyomissing, Pennsylvania at 4:00 p.m. on January 19, 2000 for the following purposes:

      (1)   To elect three directors;

      (2) To approve amendments to the Company's Directors Stock Incentive Plan to (a) increase the number of shares of Common Stock available for awards under the plan from 100,000 to 150,000, (b) increase the annual grant of options to purchase Common Stock made to eligible directors under the plan from 500 to 1,500 shares, and (c) make eligible for such annual option grants non-employee directors who were shareholders of the Company at the time of its initial public offering on June 9, 1992;

      (3) To act upon a proposal to ratify the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent accountants for the fiscal year ending August 31, 2000; and

      (4) To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on November 30, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE ANNUAL MEETING.

                                    By Order of the Board of Directors,


                                    T. Jerome Holleran,
                                    Secretary

December 15, 1999
Reading, Pennsylvania

                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                            ARROW INTERNATIONAL, INC.

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Arrow International, Inc. for the Annual Meeting of Shareholders to be held on January 19, 2000, or any adjournments thereof.

      The Board of Directors has fixed the close of business on November 30, 1999 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were 22,748,343 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum at the Annual Meeting. The affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy is required to approve the proposed amendments to the Company's Directors Stock Incentive Plan. The affirmative vote of a majority of the votes cast is required to ratify the appointment of independent accountants for fiscal 2000. Shares represented by proxies will be voted in accordance with the specifications made on the proxy card by the shareholder.

      With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will be excluded entirely from the vote and will have no effect on the outcome of the voting. With regard to each of the approval of the proposed amendments to the Company's Directors Stock Incentive Plan and the ratification of the appointment of independent accountants, abstentions may be specified. Since the affirmative vote of a majority of the votes cast is required in respect of each of such proposals, an abstention with respect to either of such proposals will have the same effect as a vote against such proposal. Any proxy not specifying the contrary will be voted in the election of directors for each of the Board of Directors' nominees and in favor of each of the proposal to amend the Company's Directors Stock Incentive Plan and the proposal to ratify the appointment of independent accountants. A shareholder giving a proxy has the right to revoke it by a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Company prior to the Annual Meeting. Under applicable Pennsylvania law, broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether any non-discretionary proposals to be voted upon at the Annual Meeting have been approved. The Company believes that the proposals to be considered at the Annual Meeting are proposals in respect of which brokers and other nominees typically have discretionary power. Accordingly, unless one or more beneficial owners of the Common Stock have withheld discretionary authority from their brokers or nominees in respect of these types of proposals, the Company does not anticipate that there will be any broker non-votes in respect of such proposals. If there are any broker non-votes in respect of the proposals, however, the Company intends to treat such broker non-votes as stated above.

      The mailing address of the principal executive offices of the Company is P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612. This Proxy Statement and the enclosed proxy card are being furnished to shareholders on or about December 15, 1999.

                       PROPOSAL I - ELECTION OF DIRECTORS

      The Board of Directors of the Company is currently composed of ten directors, although up to 12 directors are permitted by the Company's Restated Articles of Incorporation and By-Laws. Under the Company's Restated Articles of Incorporation and By-laws, the Board is divided into four classes, as nearly equal in number as possible. At each Annual Meeting of Shareholders, directors constituting one class are elected for a four-year term (or for such lesser term as may be specified in the proxy statement furnished in connection therewith). The Board of Directors has nominated T. Jerome Holleran, R. James Macaleer and Alan M. Sebulsky, each of whom is currently a director, for election to the Board of Directors. If elected, each of Messrs. Holleran, Macaleer and Sebulsky will serve until the Annual Meeting of Shareholders to be held in 2004, or until such time as their respective successors are elected. The remaining directors will continue to serve as set forth below.

      The Board believes that each of the nominees will be available and able to serve as a director. If a nominee is unable to serve, the shares of Common Stock represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee.

      Certain information concerning the nominees and those directors whose terms of office will continue following the Annual Meeting is set forth in the following table:

                                           Principal Occupation, Business
Name                               Age     Experience and Directorship
----                               ---     ------------------------------

Nominees For Terms Expiring in 2004

T. Jerome Holleran                 63      Secretary and a director of the
                                           Company since it was founded in 1975
                                           and, until September 1997, a Vice
                                           President of the Company. Chairman of
                                           the Board of Directors of Precision
                                           Medical Products, Inc. ("PMP"), a
                                           former subsidiary of Arrow Precision
                                           Products, Inc., a corporation
                                           controlled by principal shareholders
                                           of the Company ("Precision"), since
                                           October 1999, Chief Executive Officer
                                           of PMP since July 1996 and President
                                           of PMP from July 1996 to October
                                           1999. PMP manufactures and markets
                                           certain non-catheter medical products
                                           and was sold in August 1997 to
                                           certain management employees of
                                           Precision (including Mr. Holleran).
                                           From February 1986 to September 1997,
                                           Vice President, Chief Operating
                                           Officer and a director of Precision.
                                           President of Endovations, Inc., a
                                           former subsidiary of Precision that
                                           manufactured and marketed certain
                                           gastroenterological medical products

                                           ("Endovations"), from 1991 until the
                                           sale in June 1996 of a portion of
                                           Endovations' business to the Company
                                           and the remainder to an unrelated
                                           third party. From 1971 to 1975,
                                           Director of Business Planning-Textile
                                           Divisions of Rockwell International
                                           Corporation and a Marketing Manager
                                           of the Arrow Products Division of
                                           Rockwell International Corporation,
                                           the Company's predecessor (the
                                           "Rockwell Division"). From 1969 to
                                           1971, consultant with the management
                                           consulting firm of Booz, Allen and
                                           Hamilton.

R. James Macaleer                  65      Director of the Company since January
                                           1998. Chairman of the Board of Shared
                                           Medical Systems Corporation, a
                                           provider of computer-based
                                           information systems and associated
                                           services to the health industry in
                                           North America and Europe ("SMS"),
                                           from 1969 to November 1997, and Chief
                                           Executive Officer of SMS from 1969 to
                                           August 1995.  Also, a director of
                                           Precision.

Alan M. Sebulsky                   40      Director of the Company since January
                                           1997. Executive Vice President and
                                           principal of Lincoln Capital
                                           Management, a private investment
                                           management firm based in Chicago,
                                           Illinois, since July 1994, with
                                           responsibility for investments in the
                                           health care industry. Also serves on
                                           Lincoln Capital Management's equity
                                           investment committee. From 1988 to
                                           May 1994, Managing Director at Morgan
                                           Stanley & Company, an international
                                           investment banking and brokerage
                                           firm, with responsibility for equity
                                           research in the pharmaceutical and
                                           medical device industries. From 1982
                                           to 1988, held various positions at T.
                                           Rowe Price & Associates, an
                                           investment management firm, the
                                           latest as Vice President, with
                                           responsibility for health care
                                           investment analysis and portfolio
                                           management.

Directors Whose Terms Expire in 2001

Carl G. Anderson, Jr.              54      Director of the Company since January
                                           1998. President and Chief Executive
                                           Officer of ABC School Supply, Inc., a
                                           manufacturer and marketer of
                                           materials and equipment for public
                                           and private schools, since May 1997.
                                           Consultant with the New England
                                           Consulting Group, a general
                                           management and marketing consulting
                                           company, from May 1996 to May 1997.
                                           Vice President, General Manager,
                                           Retail Consumer Products of James
                                           River Corporation, a multinational
                                           company engaged in the development,
                                           manufacture and marketing of
                                           paper-based consumer and commercial
                                           products ("James River"), from August
                                           1994 to March 1996, and Vice
                                           President, Marketing, Consumer Brands
                                           of James River from May 1992 to
                                           August 1994. From 1984 to May 1992,
                                           served in various capacities with
                                           Nestle Foods

                                           Corporation, the latest as Vice
                                           President, Division General Manager,
                                           Confections. Prior thereto, served in
                                           several marketing capacities with
                                           Procter & Gamble.

John E. Gurski                     58      Director of the Company since January
                                           1997. Corporate Vice President of AMP
                                           Incorporated, a multinational company
                                           engaged in the development,
                                           manufacture and marketing of systems
                                           for electrical and electronic
                                           applications ("AMP") from 1989 until
                                           January 1999. President, Europe,
                                           Middle East and Africa, of AMP since
                                           July 1995 and beginning January 1,
                                           1997, President, Global Operations,
                                           of AMP. Corporate Vice President,
                                           Europe, of AMP from September 1993 to
                                           July 1995 and Corporate Vice
                                           President, Business & Operations
                                           Planning International, of AMP from
                                           January 1992 to September 1993.
                                           Corporate Vice President, Capital
                                           Goods Business Sector, of AMP from
                                           1989 to January 1992 and Divisional
                                           Vice President, Operations, of AMP
                                           from 1987 to 1989. From 1972 to 1987,
                                           served in various manufacturing and
                                           operating capacities with AMP. Prior
                                           thereto, was employed by General
                                           Motors Corporation.

Marlin Miller, Jr.                 67      Chairman of the Board of Directors of
                                           the Company since January 20, 1999,
                                           Chief Executive Officer and a
                                           director of the Company since it was
                                           founded in 1975, and President of the
                                           Company from 1975 to January 1999.
                                           From 1972 to 1975, Vice President and
                                           a director of Connors Investor
                                           Services, a research and investment
                                           management firm. From 1959 to 1972,
                                           served in several capacities with
                                           Glen Gery Corporation, a manufacturer
                                           of building products, the latest as
                                           Executive Vice President and a
                                           director. Director of Carpenter
                                           Technology Corporation, a
                                           manufacturer of specialty steel.
                                           Also, President and a director of
                                           Precision.

Directors Whose Terms Expire in 2002

Raymond Neag                       68      Director of the Company since it was
                                           founded in 1975 and, until his
                                           retirement on October 31, 1999, Vice
                                           Chairman of the Company since January
                                           1999. Executive Vice President of the
                                           Company from April 1992 to January
                                           1999 and Senior Vice President of the
                                           Company from 1975 to April 1992. From
                                           1973 until joining the Company,
                                           General Manager of the Rockwell
                                           Division. From 1971 to 1973,
                                           President of Teledyne Dental
                                           Products, a manufacturer of dental
                                           products and a division of Teledyne,
                                           Inc. Prior to 1971, Vice President
                                           and Director of Marketing of Sherwood
                                           Medical, Inc., a medical device
                                           company. Also, Secretary and a
                                           director of Precision.

Richard T. Niner                   60      Director of the Company since 1982.
                                           General partner since January 1999 of
                                           Wind River Associates L.P., a private
                                           investment partnership. General
                                           partner since 1988 of Brynwood
                                           Management II L.P., the general
                                           partner of a private investment
                                           partnership based in Greenwich,
                                           Connecticut. Director of Air Express
                                           International Corporation, an
                                           international air freight forwarder,
                                           and Hurco Companies, Inc., a
                                           manufacturer and marketer of computer
                                           numerical controls ("CNC") and CNC
                                           machine tools. Also, a director of
                                           Precision.

Directors Whose Terms Expire in 2003

John H. Broadbent, Jr.             61      Director of the Company since it was
                                           founded in 1975 and, until his
                                           retirement in August 1998, Vice
                                           President - Finance and Treasurer of
                                           the Company. From 1966 to 1975,
                                           served in several capacities with
                                           Carpenter Technology Corporation, a
                                           specialty steel manufacturer, the
                                           latest as Manager-Market Planning &
                                           Development. From 1964 to 1966,
                                           consultant in the Management Advisory
                                           Services Department of the
                                           international accounting firm of
                                           Price Waterhouse & Co. Also, Vice
                                           President-Finance, Treasurer and a
                                           director of Precision.

George W. Ebright                  61      Director of the Company since October
                                           1993. Director of Cytogen
                                           Corporation, a biopharmaceutical
                                           company engaged in the development of
                                           diagnostic and therapeutic substances
                                           for human health care applications
                                           ("Cytogen"), from February 1989 until
                                           May 1995. Chairman of the Board of
                                           Cytogen from February 1990 until
                                           January 1995 and President from
                                           February 1989 to August 1991. Prior
                                           thereto, President and Chief
                                           Operating Officer and a director of
                                           SmithKline Beckman Corporation, a
                                           health care and life services company
                                           engaged in the marketing of a broad
                                           line of prescription and proprietary
                                           products for human and animal health
                                           care, as well as diagnostic and
                                           analytical products and services.
                                           From 1963 through 1987, held several
                                           senior management positions with
                                           SmithKline & French Laboratories and
                                           two of its divisions. Director of
                                           NABI, Inc., a biopharmaceutical
                                           company which develops products for
                                           the prevention and treatment of
                                           infectious diseases, and The West
                                           Company, a supplier of specialized
                                           packaging systems to the health care
                                           and consumer products industries.
                                           Also, a director of Precision.

Board of Directors and Committees of the Board

            The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors held seven meetings during fiscal 1999. All of the directors attended at least 75% of the meetings of the Board and any committee on which they served during fiscal 1999. Among the committees of the Board are the Audit Committee and the Human Resources Committee.

            The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The members of the Audit Committee currently are Carl G. Anderson, Jr., Richard T. Niner, who acts as Chairman of the Committee, and Alan M. Sebulsky, none of whom are employees of the Company. The Audit Committee met two times during the fiscal year ending August 31, 1999.

            The Human Resources Committee reviews and recommends the compensation arrangements for executive management of the Company, including salaries, bonuses and grants of awards under, and administration of, the Company's 1992 Stock Incentive Plan. The Human Resources Committee selects employees to whom awards will be made under the 1992 Stock Incentive Plan, determines the number of shares to be optioned or awarded, and the time, manner of exercise and other terms of the awards. The members of the Human Resources Committee currently are George W. Ebright, who acts as Chairman of the Committee, John E. Gurski and R. James Macaleer. The Human Resources Committee met three times during fiscal 1999.

Compensation of Directors

            The Company's directors who are not officers or employees of the Company received a quarterly fee of $3,500 for Board membership in fiscal 1999, which has been increased to $4,000 for fiscal 2000, a fee of $1,000 for attendance at each Board meeting and a fee of $500 for attendance at each Committee meeting. Directors are reimbursed for reasonable expenses incurred in connection with attending Board and Committee meetings. The Chairmen of the Audit Committee and the Human Resources Committee each receive an additional fee of $2,000 per year.

            To promote the Company's ability to attract and retain outside directors and to provide them with an incentive to maintain and enhance the Company's long-term performance, stock awards are currently made to directors who are not also employees or consultants of the Company and who were not shareholders of the Company at the time of the Company's initial public offering on June 9, 1992. The stock awards are made pursuant to the Company's Directors Stock Incentive Plan in the form of non-qualified stock options. The plan was approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on January 17, 1996, on which date the plan became effective (the "Effective Date"). On the later of the Effective Date or upon an eligible director's first election to the Board, such eligible director receives options to purchase 5,000 shares of Common Stock. On the date each year when directors are elected to the Board, eligible directors currently receive options to purchase an additional 500 shares of Common Stock. The exercise price for each option is equal to the fair market value of the Common Stock on the date of grant. Each option has a term of ten years from the date of grant and vests on the first anniversary of the date of grant.


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

            If the proposed amendments to the Company's Directors Stock Incentive Plan (Proposal 2) are approved by the Company's shareholders at the Annual Meeting, non-employee directors who were shareholders of the Company at the time of the Company's initial public offering on June 9, 1992 will be eligible, effective as of the date of the Annual Meeting, to receive stock awards under the plan. In addition, if the proposed amendments to the plan are approved, effective as of the date of the Annual Meeting, eligible directors will receive options to purchase 1,500 shares of Common Stock on the date each year when directors are elected to the Board, instead of the 500 shares currently provided for under the plan. See "Proposal 2 - Amendments to Directors Stock Incentive Plan."

            Messrs. Anderson, Ebright, Gurski and Sebulsky were the only directors eligible to receive awards under the plan during fiscal 1999. On January 20, 1999, the date of the Company's 1999 Annual Meeting of Shareholders, each of Messrs. Anderson, Ebright, Gurski and Sebulsky was granted options pursuant to the plan to purchase 500 shares of Common Stock at an exercise price of $25.125. Messrs. Broadbent, Holleran, Macaleer and Niner did not receive any stock awards under the plan on such date because each of them was a shareholder of the Company at the time of its initial public offering on June 9, 1992. If the proposed amendments to the plan are approved by the Company's shareholders at the Annual Meeting, then, in accordance with the amended terms of the plan, on the date of the Annual Meeting, each of the directors of the Company, with the exception of Marlin Miller, Jr., the Chairman and Chief Executive Officer of the Company, will receive options to purchase an additional 1,500 shares of Common Stock, in each case at an exercise price equal to the closing price per share of the Common Stock on such date as reported on The Nasdaq Stock Market.

Executive Officers

            The executive officers of the Company, their positions with the Company, business history and certain other information, as of November 30, 1999, are set forth below.

Name                 Office                                                Age
----                 ------                                                ---

Marlin Miller, Jr.   Chairman and Chief Executive Officer                   67
Philip B. Fleck      President and Chief Operating Officer                  55
Paul L. Frankhouser  Executive Vice President                               54
Frederick J. Hirt    Vice President - Finance, Chief Financial Officer
                        and Treasurer                                       52
T. Jerome Holleran   Secretary                                              63
Thomas D. Nickel     Vice President - Regulatory Affairs and Quality
                        Assurance                                           60
Scott W. Hurley      Controller                                             41

            Marlin Miller, Jr. has served as Chairman of the Board of Directors of the Company since January 20, 1999 and as Chief Executive Officer and a director of the Company since it was founded in 1975. Mr. Miller served as President of the Company from 1975 to January 20, 1999. From 1972 to 1975, Mr. Miller served as Vice President and a director of Connors Investor Services, a research and investment management firm. From 1959 to 1972, Mr. Miller served as Executive Vice President and a director of Glen Gery Corporation, a manufacturer of building products. Mr. Miller is also President and a director of Precision. See "Certain Transactions." He is a director of Carpenter Technology Corporation, a manufacturer of specialty steel.

            Philip B. Fleck has served as President and Chief Operating Officer of the Company since January 20, 1999, as Vice President-Research and Manufacturing of the Company from June 1994 to January 20, 1999 and as Vice President-Research and Engineering of the Company from 1986 to June 1994. From 1975 to 1986, Mr. Fleck served as Engineering Manager of the Company. From 1971 to 1975, Mr. Fleck served as Equipment Design Manager and Engineering Manager of the Rockwell Division. From 1967 to 1971, Mr. Fleck served as Manufacturing Development Engineer of Atlas Chemical Industries, a manufacturer of aerospace components.

            Paul L. Frankhouser has served as Executive Vice President of the Company since January 20, 1999 and as Vice President-Marketing of the Company from 1986 to June 1994. From 1980 to 1986, Mr. Frankhouser served as Manager of Marketing of the Company, from 1977 to 1980, as Product Manager-Medical Devices and, from 1975 to 1977, as Manager of Medical Products and Process Development of the Company. Prior to 1975, Mr. Frankhouser served as a Project Engineer of the Rockwell Division.

            Frederick J. Hirt has served as Vice President-Finance, Chief Financial Officer and Treasurer of the Company since August 1998. Prior to joining the Company, Mr. Hirt served in various capacities with Pharmacia & Upjohn, Inc. from 1980 through June 1998, where he most recently served as Vice President, Accounting and Reporting. From 1972 to 1980, Mr. Hirt was employed in the Chicago office of Coopers & Lybrand.

            T. Jerome Holleran has served as Secretary and a director of the Company since it was founded in 1975 and, until September 1997, also served as a Vice President of the Company. Mr. Holleran has also served as Chairman of PMP, a former subsidiary of Precision that manufactures and markets certain non-catheter medical products that was sold in August 1997 to certain management employees of Precision (including Mr. Holleran), since October 1999 and as Chief Executive Officer of PMP since July 1996. Mr Holleran served as President of PMP from July 1996 until October 1999. See "Certain Transactions." From February 1986 to September 1997, Mr. Holleran was also Vice President, Chief Operating Officer and a director of Precision. Mr. Holleran also served as President of Endovations, Inc., a former subsidiary of Precision that manufactured and marketed certain gastroenterological medical products, from 1991 until the sale in June 1996 of a portion of the Endovations business to the Company and the remainder to an unrelated third party. From 1971 to 1975, Mr. Holleran served as Director of Business Planning-Textile Divisions of Rockwell International Corporation and as a Marketing Manager of the Rockwell Division. From 1969 to 1971, Mr. Holleran was employed as a consultant by Booz, Allen and Hamilton.

            Thomas D. Nickel has served as Vice President-Regulatory Affairs and Quality Assurance of the Company since 1991. From 1986 to 1991, Mr. Nickel served as Director of Regulatory Affairs and Quality Assurance of the Company. Prior to joining the Company, Mr. Nickel served as Director of Regulatory Affairs and Quality Assurance of Omnis Surgical, Inc., a former subsidiary of Baxter International, Inc. that manufactured anesthesiological and other related products.

            Scott W. Hurley has served as Controller of the Company since April 1998. Prior to joining the Company, Mr. Hurley served in various capacities with Rhone-Poulenc Rorer from 1990 to April 1998, where he most recently served as a Director of Finance.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth, as of November 30, 1999, the beneficial ownership of Common Stock by (i) each director and director nominee who is a shareholder, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all directors and officers as a group (including the named individuals), and (iv) each beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated in the notes immediately following the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                Amount            Percent of
Name                                      Beneficially Owned     Class Owned
----                                      ------------------     -----------

Marlin Miller, Jr.....................        4,131,400(1)            18.2%
Richard T. Niner......................        3,149,737(2)            13.8
Raymond Neag..........................        1,992,000                8.8
John H. Broadbent, Jr.................          925,590(3)             4.1
T. Jerome Holleran....................          665,983(4)             2.9
Philip B. Fleck.......................           69,100(5)              *
Paul L. Frankhouser...................           67,234(6)              *
Frederick J. Hirt.....................            4,000(7)              *
R. James Macaleer.....................           39,375                 *
Carl G. Anderson, Jr..................           11,716(8)              *
Alan M. Sebulsky......................            9,000(9)              *
John E. Gurski........................            8,200(10)             *
George W. Ebright.....................            7,000(11)             *
All directors and officers as a group
  (15  persons).......................       11,095,495(12)           48.8

Robert L. McNeil, Jr..................        2,305,244(13)           10.1
Richard T. Niner and Robert W.
Cruickshank, as Trustees of the Robert
  L. McNeil, Jr. 1983
  Intervivos Trust dated
  November 30, 1983...................        2,312,247               10.2
c/o The Bank of New York
    P.O. Box 11203
    New York, New York 10249

----------
   *  Less than one percent.

(1) Includes 1,000 shares owned by Mr. Miller's wife, as to which Mr. Miller disclaims beneficial ownership. Also includes 84,000 shares held by a charitable foundation of which Mr. Miller is one of five trustees who have shared power to vote and dispose of the shares of Common Stock held by such foundation.

(2) Shares beneficially owned include an aggregate of 9,075 shares owned by Mr. Niner's wife and two children, as to which Mr. Niner disclaims beneficial ownership, 10,000 shares held by a charitable foundation of which Mr. Niner is an officer and a director with power to

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

      vote and dispose of the shares of Common Stock held by such foundation, as to which shares Mr. Niner disclaims beneficial ownership, and 2,312,247 shares held by Hare & Co., as nominee for the Robert L. McNeil, Jr. 1983 Intervivos Trust (the "McNeil Trust"), of which Mr. Niner is one of two trustees who have shared power to vote and dispose of the shares of Common Stock held in such trust.

(3) Includes an aggregate of 15,000 shares owned by Mr. Broadbent's wife, as to which Mr. Broadbent disclaims beneficial ownership. Also includes 26,300 shares held by a charitable foundation of which Mr. Broadbent is one of three trustees who have shared power to vote and dispose of the shares of Common Stock held by such foundation.

(4) Includes 25,000 shares owned by Mr. Holleran's wife, as to which Mr. Holleran disclaims beneficial ownership.

(5) Includes 10,000 shares owned by Mr. Fleck's wife, as to which Mr. Fleck disclaims beneficial ownership. Also includes 32,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 93,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(6) Includes 300 shares owned by Mr. Frankhouser's children, as to which Mr. Frankhouser disclaims beneficial ownership. Also includes 27,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 73,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(7) Includes 2,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 28,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(8) Includes 5,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(9) Includes 6,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(10) Includes 6,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(11) Includes 6,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(12) See footnotes (1) through (11) above. Also includes 6,800 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable granted to two executive officers. Does not include an aggregate of 13,700 shares issuable upon the exercise of options granted to two executive officers which are not deemed to be presently exercisable.

(13) Includes 73,400 shares held by a charitable foundation of which Mr. McNeil, a former director of the Company, is the president and one of ten directors who have shared power to vote and dispose of the shares of Common Stock held by such foundation. Excludes 2,312,247 shares held by Hare & Co., as nominee for the McNeil Trust, of which Mr. McNeil was the grantor for the benefit of Mr. McNeil and his lineal descendants. Mr. McNeil disclaims beneficial ownership of such shares held in the McNeil Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder require the Company's officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of (i) those reports and amendments thereto furnished to the Company during and with respect to the year ended August 31, 1999, and (ii) written representations from certain reporting persons, that John E. Gurski, a director of the Company, was inadvertently late in filing a Form 4 reporting the purchase of 1,200 shares and 1,000 shares of Common Stock on April 1, 1999 and April 8, 1999, respectively.

                             EXECUTIVE COMPENSATION

            The following table summarizes, for the Company's past three fiscal years, all compensation paid to the Company's Chief Executive Officer and each of the four most highly compensated other executive officers of the Company other than the Chief Executive Officer as of August 31, 1999 for services rendered to the Company in all capacities.

                           SUMMARY COMPENSATION TABLE

                                         Annual                  Long-Term
                                     Compensation(1)          Compensation(1)
                                 -----------------------  ----------------------
                                                          Restricted  Securities
       Name and          Fiscal                             Stock     Underlying      All Other
  Principal Position      Year   Salary($)   Bonus($)(2)  Awards($)   Options(#)   Compensations($)
  ------------------      ----   ---------   -----------  ---------   ----------   ----------------
Marlin Miller, Jr.        1999    346,392     117,427        -0-         -0-          198,298(3)
Chairman and Chief        1998    346,392(4)  106,931        -0-         -0-          198,690(3)
Executive Officer         1997    313,397(4)  216,739        -0-         -0-          198,674(3)

Raymond Neag(5)           1999    251,124      76,618        -0-         -0-          109,340(6)
Vice Chariman and         1998    251,124      68,908        -0-         -0-          119,842(6)
Executive Vice            1997    239,160     139,669        -0-         -0-          110,382(6)
President

Philip B. Fleck           1999    219,997      75,850        -0-      105,000(7)        4,961(8)
President and Chief       1998    190,092      61,664        -0-       10,000(9)        4,888(8)
Operating Officer         1997    181,044     101,998        -0-         -0-            3,000(8)

Paul L. Frankhouser       1999    202,497      69,991        -0-       80,000(10)      15,529(11)
Executive Vice            1998    190,092      61,664        -0-       10,000(12)      15,839(13)
President                 1997    181,044     101,998        -0-         -0-            3,009(14)

Frederick J. Hirt(15)     1999    206,667      71,501        -0-       20,000(16)       3,439(17)
Vice President-Finance,   1998     16,667(18)   3,430(18)    -0-       10,000(19)      -0-
Chief Financial
Officer and Treasurer

----------
(1) Column with respect to "Other Annual Compensation" has not been included in this table because there has been no such Other Annual Compensation awarded to, earned by or paid to any of the executive officers named above for any fiscal year covered in the table.

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

(2) Includes annual incentive and profit sharing bonuses earned with respect to fiscal 1998, part of which were paid in fiscal 1999.

(3) Consists of (i) matching contributions in the amount of $5,000, $4,790 and $3,000 made by the Company to Mr. Miller's account under the Company's 401(k) Plan in fiscal 1999, 1998 and 1997, respectively, and (ii) insurance premiums in the amount of $193,298, $193,900 and $195,674 paid by the Company in fiscal 1999, 1998 and 1997, respectively, in respect of term life insurance policies owned by certain trusts established by Mr. Miller, which premium payments must be repaid to the Company from either
      (a) the cash surrender value of such policies or (b) the death benefits of such policies.

(4) In addition, Precision paid $3,464 and $16,495 as salary to Mr. Miller in fiscal 1998 and 1997, respectively, in respect of Mr. Miller's devotion of approximately 1% and 5% of his business time to Precision during each of fiscal 1998 and 1997, respectively. See "Certain Transactions."

(5) Mr. Neag retired as Vice Chairman of the Board of the Company on October 31, 1999 and as Executive Vice President of the Company on January 20, 1999.

(6) Consists of (i) matching contributions in the amount of $4,072, $4,910 and $3,000 made by the Company to Mr. Neag's account under the Company's 401(k) Plan in fiscal 1999, 1998 and 1997, respectively, and (ii) insurance premiums in the amount of $105,268, $114,932 and $107,382 paid by the Company in fiscal 1999, 1998 and 1997, respectively, in respect of the term life insurance policies owned by certain trusts established by Mr. Neag, which premium payments must be repaid to the Company from either
      (a) the cash surrender value of such policies or (b) the death benefit of such policies.

(7) Represents an award to Mr. Fleck on (i) January 20, 1999 of incentive stock options to purchase 100,000 shares of Common Stock at an exercise price of $25.125 per share and (ii) August 31, 1999 of incentive stock options to purchase 5,000 shares of Common Stock at an exercise price of $29.00 per share, in each case under the Company's 1992 Stock Incentive Plan. Subject to Mr. Fleck's continued employment with the Company, 20% (i.e., 20,000 and 1,000 options, respectively) of each of such stock option awards will vest on each of the first through the fifth anniversary of the date of such awards (i.e., January 20 and August 31, respectively). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(8) Represents matching contributions made by the Company to Mr. Fleck's account under the Company's 401(k) Plan in fiscal 1999, 1998 and 1997, respectively.

(9) Represents an award to Mr. Fleck on September 9, 1997 of incentive stock options to purchase 10,000 shares of Common Stock at an exercise price of $31.875 per share under the Company's 1992 Stock Incentive Plan. Subject to Mr. Fleck's continued employment with the Company, 20% (i.e., 2,000 options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., September 9). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(10) Represents an award to Mr. Frankhouser on (i) January 20, 1999 of incentive stock options to purchase 75,000 shares of Common Stock at an exercise price of $25.125 per

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

      share and (ii) August 31, 1999 of incentive stock options to purchase 5,000 shares of Common Stock at an exercise price or $29.00 per share, in each case under the Company's 1992 Stock Incentive Plan. Subject to Mr. Frankhouser's continued employment with the Company, 20% (i.e., 15,000 and 1,000 options, respectively) of each of such stock option awards will vest on each of the first through the fifth anniversary of the date of such awards (i.e., January 20 and August 31, respectively). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(11) Consists of a (i) matching contribution in the amount of $4,560 made by the Company to Mr. Frankhouser's account under the Company's 401(k) Plan in fiscal 1999 and (ii) a payment of $10,969 made to Mr. Frankhouser in fiscal 1999 in respect of his accrued but unused vacation allowance.

(12) Represents an award to Mr. Frankhouser on September 9, 1997 of incentive stock options to purchase 10,000 shares of Common Stock at an exercise price of $31.875 per share under the Company's 1992 Stock Incentive Plan. Subject to Mr. Frankhouser's continued employment with the Company, 20% (i.e., 2,000 options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., September 9). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(13) Consists of (i) a matching contribution in the amount of $4,870 made by the Company to Mr. Frankhouser's account under the Company's 401(k) Plan in fiscal 1998 and (ii) a payment of $10,969 made to Mr. Frankhouser in fiscal 1998 in respect of his accrued but unused vacation allowance.

(14) Represents a matching contribution made by the Company to Mr. Frankhouser's account under the Company's 401(k) plan in fiscal 1997.

(15) Mr. Hirt joined the Company as Vice President-Finance, Chief Financial Officer and Treasurer on August 3, 1998. Accordingly, no information is provided for periods prior to such date with respect to Mr. Hirt.

(16) Represents an award to Mr. Hirt on August 31, 1999 of incentive stock options to purchase 20,000 shares of Common Stock at an exercise price of $29.00 per share under the Company's 1992 Stock Incentive Plan. Subject to Mr. Hirt's continued employment with the Company, 20% (i.e., 4,000 options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., August 31). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(17) Represents a matching contribution made by the Company to Mr. Hirt's account under the Company's 401(k) plan in fiscal 1999.

(18) Represents the pro rata portion of annual salary and bonus paid to Mr. Hirt from August 3, 1998, the date he joined the Company, to and including August 31, 1998.

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

(19) Represents an award to Mr. Hirt on August 3, 1998 of incentive stock options to purchase 10,000 shares of Common Stock at an exercise price of $27.75 per share under the Company's 1992 Stock Incentive Plan. Subject to Mr. Hirt's continued employment with the Company, 20% (i.e., 2,000 options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., August 3). The options are subject to immediate vesting upon the occurrence of certain change in control events.

Option Grants

            The following table sets forth certain information, as of August 31, 1999, concerning individual grants of stock options made during the fiscal year ended August 31, 1999 to the persons named in the Summary Compensation Table above.

                          Option Grants in Fiscal 1999

                                                                                   Potential Realizable
                                                                                  Value at Assumed Annual
                                                                                   Rates of Stock Price
                                                                                  Appreciation for Option
                                         Individual Grants                                 Term
                      --------------------------------------------------------    -------------------------
                                         Percent of
                                            Total
                         Number of         Options
                         Securities      Granted to
                         Underlying     Employees in     Exercise
                      Options Granted    Fiscal Year      Price    Expiration
       Name                 (#)              (1)          ($/sh)       Date           5%            10%
-------------------   ---------------   ------------    ----------  ----------   ----------     ----------
Philip B. Fleck         100,000(2)           21.7%       $25.125    01/20/09     $1,580,098     $4,004,278
                          5,000(3)                        29.00     08/31/09        $91,190       $231,093

Paul L. Frankhouser      75,000(2)           16.5        $25.125    01/20/99     $1,185,073     $3,003,208
                          5,000(3)                        29.00     08/31/09        $91,190       $231,093

Frederick J. Hirt        20,000(3)            4.1        $29.00     08/31/09       $364,759       $924,371

----------
(1) Based upon total grants of options in respect of 483,500 shares of Common Stock made during fiscal 1999.

(2) Granted pursuant to the Company's 1992 Stock Incentive Plan on January 20, 1999 Subject to continued employment by the Company, 20% (i.e., 20,000 in the case of Mr. Fleck and 15,000 in the case of Mr. Frankhouser) of such options will vest on each of the first through the fifth anniversary of such date. The options are subject to immediate vesting upon the occurrence of certain change in control events.

(3) Granted pursuant to the Company's 1992 Stock Incentive Plan on August 31, 1999. Subject to continued employment by the Company, 20% (i.e., 1,000 in the case of each of Messrs. Fleck and Frankhouser and 4,000 in the case of Mr. Hirt) of such options will vest on each of the first through the fifth anniversary of such date. The options are subject to immediate vesting upon the occurrence of certain change in control events.

Aggregate Option Exercises in Fiscal 1999 and Fiscal Year-End Option Values

            The following table provides information concerning stock options exercised during fiscal 1999 and the number of unexercised options held by the individuals named in the Summary Compensation Table as of August 31, 1999. Also reported are the values for unexercised, "in the money" options, which represent the positive spread between the respective exercise prices of such options and the fair market value of the Common Stock as of August 31, 1999.

Aggregated Option Exercises in Fiscal 1999 and Fiscal Year-End Option Values

                                                       Number of Securities
                                                      Underlying Unexercised        Value of Unexercised
                                                            Options                 In-the-Money Options
                                                        August 31, 1999                at August 31,
                                                             (#)                        1999($)(1)
                                                     -----------------------      ---------------------------
                        Shares
                     Acquired on
                       Exercise    Value Realized
        Name             (#)             ($)         Exercisable  Unexercisable    Exercisable  Unexercisable
-------------------  -----------   --------------    -----------  -------------    -----------  -------------
Philip B. Fleck           --              --           20,000         80,000         $77,500       $310,000
Paul L. Frankhouser       --              --           15,000         60,000          58,125        232,500
Frederick J. Hirt         --              --            2,000          8,000           2,500         10,000

----------
(1) Based upon a closing price of the Common Stock of $29.00 per share on August 31, 1999 as reported on The Nasdaq Stock Market.

Retirement Plan

            The Retirement Plan for Salaried Employees of Arrow International, Inc. became effective on September 1, 1978, and was amended and restated as of September 1, 1984 and September 1, 1989 (the "Retirement Plan"). The Retirement Plan is a non-contributory defined benefit pension plan intended to be qualified under Section 401(a) of the Internal Revenue Code. The Retirement Plan covers salaried employees of the Company who have attained age 21 and completed one year of service and provides benefits based upon years of service and compensation. All of the executive officers of the Company participate in the Retirement Plan. Benefits under the Retirement Plan are based on an annual rate of 1.25% of a participant's final average earnings multiplied by such participant's years of credited service with the Company after September 1, 1975. Final average earnings are defined under the Retirement Plan as the participant's average annual compensation, excluding discretionary bonuses and subject to annual limitations on compensation under the Internal Revenue Code, during the 60 consecutive months in the final 120 months of the participant's employment which produce the highest average. Since 1989, Internal Revenue Code provisions have limited the amount of annual compensation that can be used for calculating pension benefits. In 1999, no more than $160,000 of annual salary can be used to determine an employee's annual benefit accrual. The Internal Revenue Service adjusts this figure annually. Benefits under the Retirement Plan are payable upon normal retirement, which is the later of age 65 or the fifth anniversary of commencing plan participation, early retirement at age 55 following ten years of service, death, disability or other termination of employment following five years of vesting service, and may be paid under various annuity forms of payment.

            Contributions to the Retirement Plan for any year depend on the assumptions used by the actuary for the Retirement Plan, historic investment experience and the level of prior years' funding. The annual contribution made by the Company to the Retirement Plan for fiscal 1997, 1998 and 1999 was $537,765, $392,476, and $1,341,588, respectively, equivalent to approximately 2.8% for fiscal 1997, 1.6% for fiscal 1998 and 5.6%% for fiscal 1999 of the covered compensation of all participants in the plan. The amount of the contribution, payment or account in respect of a specified person is not and cannot readily be separately or individually calculated by the actuary of the Retirement Plan. The executive officers of the Company named in the Summary Compensation Table currently have the following years of credited service for purposes of the Pension Plan: each of Messrs. Miller, Neag, Fleck and Frankhouser has 24 years and Mr. Hirt has one year. The following table shows the estimated annual benefits payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                               PENSION PLAN TABLE

                                                       Years of Service
                                -----------------------------------------------------------------
      Remuneration (1)              15            20            25            30           35
------------------------------  ----------    ----------    ----------    ----------    ---------
   $100,000................       $18,750      $25,000        $31,250       $37,500     $43,750
    150,000................        28,125       37,500         46,875        56,250      65,625
    200,000................        30,000       40,000         50,000        60,000      70,000
    250,000................        30,000       40,000         50,000        60,000      70,000
    300,000................        30,000       40,000         50,000        60,000      70,000
    350,000................        30,000       40,000         50,000        60,000      70,000
    400,000................        30,000       40,000         50,000        60,000      70,000
    450,000................        30,000       40,000         50,000        60,000      70,000
    500,000................        30,000       40,000         50,000        60,000      70,000
    550,000................        30,000       40,000         50,000        60,000      70,000

----------
(1) Under current Internal Revenue Code provisions, no more than $160,000 of annual salary can be used to determine an employee's annual benefit accrual. The Internal Revenue Service adjusts this figure annually.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The Human Resources Committee reviews and establishes, subject to approval of the Board of Directors, the compensation arrangements for executive management of the Company, including salaries, bonuses and grants of awards under, and administration of, the Company's 1992 Stock Incentive Plan. The Human Resources Committee is currently composed of three non-employee directors of the Company.

Compensation Philosophy

            Arrow International's executive compensation program is designed to attract, retain, motivate and reward effective executive officers and to link executive compensation with the attainment of financial, operational and strategic objectives. In establishing the program, the Human Resources Committee assesses the performance of individuals and the Company relative to those objectives.

            The Company's compensation program generally provides incentives to achieve annual and long-term objectives. The principal elements of the compensation program are base salary, annual incentive bonuses and long-term incentive awards in the form of stock options, stock appreciation rights and/or grants of restricted Common Stock. These elements generally are blended in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company's executive officers and other higher level personnel with those of the Company's shareholders.

Compensation Components

            Base Salary. Base salary levels for executive officers are derived from market comparisons with similarly-sized companies engaged in the manufacture of medical products for the health care industry with which the Company competes for executive talent. The Human Resources Committee believes that the Company's most direct competitors for this purpose are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Therefore, the compensation peer group is not the same as the peer group index set forth in the Company Stock Performance Graph included in this Proxy Statement. Based on information currently available to the Human Resources Committee, the Human Resources Committee believes that base salary levels for executive officers, including the Chief Executive Officer, are, on average, at or near the median of base salary levels for executive officers of similar companies. In determining executive officers' salaries, the Human Resources Committee also considers individual experience and prior service to the Company, level of responsibility and overall job performance. The Human Resources Committee does not assign weights to these factors nor necessarily consider any one more important than the others. The Human Resources Committee reviews the performance of the Chief Executive Officer and, in determining his level of compensation for fiscal 1999, in addition to consideration of industry comparisons and individual performance, has taken particular note of the Company's achievements in fiscal 1999 in the following key areas: management efficiency; the successful introduction of new products into the market and the advancement of products under development; continued expansion of the Company's international production and marketing presence; and the Company's overall growth and profitability.

            Annual Incentive Bonuses. Annual incentive bonuses are based on two plans: a Company-wide corporate profit sharing plan (the "Profit Sharing Plan") and a pretax income growth plan limited to certain executive officers (the "Income Growth Bonus Plan").

            Each year of the Profit Sharing Plan begins on December 1st. For purposes of determining the amounts available for distribution under the Profit Sharing Plan, during each quarter of each plan year a fixed percentage of the pre-tax income of the Company, excluding royalty revenue, profit sharing expense and other extraordinary income and expense, is allocated to the Profit Sharing Plan. The amount allocated to the Profit Sharing Plan is apportioned to each participating employee on a monthly basis in proportion to the fraction that such employee's compensation for that month represents of the total monthly compensation for all plan participants. Each month the Company distributes to each plan participant 75% of the plan proceeds allocable to such participant, while the remainder of such amount is accumulated for the benefit of such participant and paid out on an annual basis in December of the immediately following plan year. Messrs. Miller and Neag and the Company's field sales representatives do not participate in the Profit Sharing Plan.

            Pursuant to the Income Growth Bonus Plan, at the discretion of the Human Resources Committee, Messrs. Miller, Neag (prior to his resignation as an executive officer of the Company in October 1999), Fleck, Frankhouser and Hirt are eligible to receive annual incentive bonuses equal to 5.0, 4.5, 4.0, 4.0 and
4.0 times, respectively, the percentage growth in pretax income, exclusive of extraordinary income and expense, of the Company over the previous year times their respective base pay. For fiscal 1999, the Company's pre-tax income, exclusive of extraordinary income and expense, increased 6.8% over fiscal 1998, resulting in an incentive bonus of 33.9% of base pay to Mr. Miller, 30.5% of base pay to Mr. Neag and 27.1% of base pay to each of Messrs. Fleck, Frankhouser and Hirt. The Human Resources Committee believes that payment of such bonuses specifically linked to the growth in profitability of the Company provides appropriate and effective rewards for successful individual performances that contribute directly to the overall success of the Company. Therefore, it is the present intention of the Human Resources Committee to approve payment of incentive bonuses in fiscal 2000 to the eligible senior executive officers of the Company pursuant to the Income Growth Bonus Plan to the extent that the Company in fiscal 2000 achieves an increase in pretax income, exclusive of extraordinary income and expense, over fiscal 1999.

            Long-Term Incentive Awards. To promote the Company's long-term objectives, stock awards are made to executive officers and other employees who are in a position to make a significant contribution to the Company's long-term success. The stock awards are made pursuant to the Arrow International, Inc. 1992 Stock Incentive Plan in the form of stock options, stock appreciation rights ("SARs") and grants of restricted Common Stock. Up until May 31, 1992 when such plan terminated, grants of restricted shares of the Company's previously outstanding Class A Common Stock were made pursuant to the Company's Restricted Stock Bonus Plan. Executive officers of the Company who were shareholders of the Company other than through participation in the Restricted Stock Bonus Plan, including Messrs. Miller, Neag, Broadbent and Holleran, were ineligible to receive awards of restricted stock under this plan.

            Since the stock options, SARs and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period. The Company intends that these awards will strengthen the focus of its executives and other key employees on managing the Company from the perspective of a person with an equity stake in the Company. The Human Resources Committee believes that, as a founder and principal shareholder of the Company, each of Messrs. Miller and Neag currently has sufficient incentive to promote the long-term growth of the Company and, therefore, none of such executive officers has, to date, received any stock awards.

            Stock awards are not granted each year. In selecting recipients and the size of stock awards, the Human Resources Committee generally considers various factors such as the overall job performance and potential of the recipient, prior grants to and amount of Common Stock currently held by the recipient, prior service to the Company, a comparison of awards made to executives and key employees in comparable positions at similar companies, and the Company's performance. In fiscal 1999, each of Messrs. Fleck, Frankhouser and Hirt were awarded incentive stock options to purchase 105,000, 80,000, and 20,000 shares of Common Stock, respectively, under the Company's 1992 Stock Incentive Plan. Other executive officers of the Company were awarded incentive stock options to purchase an aggregate of 6,500 shares of Common Stock under the plan during fiscal 1999. The Company awarded to executive officers and other key employees of the Company incentive stock options to purchase a total of 483,500 shares of Common Stock under the plan during fiscal 1999. In selecting the recipients and size of these awards, the Human Resources Committee placed particular emphasis on such executives' and key employees' overall job performance, their potential for continued excellent service and significant contribution to the Company's growth and profitability during fiscal 1999 and awards to individuals who had previously not been selected due to insignificant length of service to the Company. As a result of such awards and stock awards made prior to fiscal 1999, each of the Company's executive officers who were not also founders of the Company, as well as a significant number of non-executive employees of the Company, have been afforded the opportunity to enjoy an equity stake in the Company as part of their long-term compensation.

            Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes limitations on the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the Company's shareholders). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Code, the Company and the Human Resources Committee believe that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Human Resources Committee determine that such an action is in the best interests of the Company.

                                HUMAN RESOURCES COMMITTEE
                                George W. Ebright, Chairman
                                John E. Gurski
                                R. James Macaleer

                             STOCK PRICE PERFORMANCE

            Set forth below is a line graph comparing the yearly cumulative total shareholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index for the period beginning on August 31, 1994 and ending on August 31, 1999. The comparison assumes $100 was invested on August 31, 1994 in the Common Stock and in each of the foregoing indices and also assumes reinvestment of all dividends.

                                [GRAPHIC OMITTED]

------------------------------ -------------- --------------- -------------- -------------- -------------- --------------
                                  August 31,      August 31,     August 31,     August 31,     August 31,     August 31,
                                    1994            1995           1996           1997           1998           1999
------------------------------ -------------- --------------- -------------- -------------- -------------- --------------
Arrow International, Inc.         $ 100.00        $ 166.28       $ 108.95       $ 121.34       $111.75       $ 120.45
------------------------------ -------------- --------------- -------------- -------------- -------------- --------------
S&P 500 Stock Index               $ 100.00        $ 121.45       $ 144.19       $ 202.81       $ 219.22      $ 306.52
------------------------------ -------------- --------------- -------------- -------------- -------------- --------------
S&P Medical Products and
Supplies Index                    $ 100.00        $ 153.95       $ 175.16       $ 250.79       $ 277.83      $ 376.17
------------------------------ -------------- --------------- -------------- -------------- -------------- --------------

            Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the preceding Human Resources Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            During the fiscal year ended August 31, 1999, the Human Resources Committee of the Board of Directors consisted of Messrs. Ebright, Gurski and Macaleer, none of whom is an officer or employee of the Company or any of its subsidiaries. Each of Messrs. Ebright and Macaleer is a director of Precision. See "Certain Transactions."

                              CERTAIN TRANSACTIONS

            Arrow Precision Products, Inc. ("Precision") is a former subsidiary of the Company which is currently in the process of being liquidated. Prior to the sale of its remaining operating subsidiary, Precision Medical Products, Inc. ("PMP"), on August 29, 1997 to a company owned by certain management employees of Precision (including Mr. Holleran), Precision was engaged in the business of manufacturing and marketing certain gastroenterological and other non-catheter medical products. Prior to the sale of PMP, Precision also manufactured certain other products, such as ground needles and injection sites, primarily for use by the Company. At November 30, 1999, pending the liquidation of Precision (which is expected to be completed during fiscal 2000), certain officers, directors and principal shareholders of the Company continued to own substantially all of Precision's outstanding common stock.

            The directors of Precision include Messrs. Miller, Neag, Broadbent, Ebright, Macaleer and Niner. During fiscal 1999, Messrs. Miller and Broadbent served as the president and the vice president-finance and treasurer of Precision, respectively. Prior to the sale of PMP, Mr. Holleran served as the vice president and chief operating officer and a director of Precision. Since October 1999, Mr. Holleran has served as chairman of PMP and as chief executive officer of PMP since July 1996. From July 1996 until October 1999, Mr. Holleran served as president of PMP. Following the sale of PMP, Mr. Holleran no longer provides any services to Precision. In fiscal 1999, Messrs. Miller and Broadbent provided only minimal services to Precision and, accordingly, they served without compensation.

            Prior to the sale of PMP, the Company (i) purchased certain non-catheter medical products from Precision, for which the Company solicited competitive quotations from unrelated suppliers, (ii) provided certain operating and administrative services to Precision at rates which the Company believed to be comparable to those which would have been charged by unrelated third parties,
(iii) maintained employee benefit accounts, including medical benefits, for Precision's employees, at Precision's expense, and (iv) leased to Precision, on a net lease basis, office and manufacturing space at the Company's Wyomissing, Pennsylvania facility at rates believed by the Company to represent then current market rates.

            Following the sale of PMP, in fiscal 1998 and fiscal 1999, the Company no longer purchased any products from Precision, no longer provided any operating or administrative services to Precision and discontinued leasing office and manufacturing space to Precision.

            Although no longer an operating company following the sale of PMP, Precision remained responsible for certain employee benefits, including pension and retirement health care, which were payable to individuals who are currently, or previously had been, employees of the Company. To ensure that these benefit obligations would be satisfied in the future, the Company agreed to assume these obligations in exchange for the transfer by Precision to the Company of appropriate assets to satisfy such obligations. Consequently, effective as of January 26, 1998, Precision's two pension plans, both of which were overfunded as of August 31, 1997, were merged with the Company's pension plans covering comparable employees. In connection with this transaction, the Company paid Precision $2,975,000, the amount by which the value of Precision's pension plan assets exceeded the actuarially determined present value of Precision's pension plan obligations. In addition, Precision transferred to the Company, with no payment by either party to the other, its rights and obligations (including, without limitation, its obligation to pay premiums, which in fiscal 1999 amounted to $74,210) in respect of term life insurance policies owned by certain trusts established by Mr. Holleran, the former vice president and chief operating officer of Precision and the Secretary and a director of the Company, which premium payments must be repaid from either (i) the cash surrender value of such policies or (ii) the death benefits of such policies.

            In January 1999, the Company received $362,417 from Precision in full payment of previous charges by the Company to Precision for utilization by Precision, as described above, of certain of the Company's facilities, personnel and services prior to Precision's sale of PMP. The Company had no receivables from Precision at August 31, 1999.

            In fiscal 1999, the Company made purchases amounting to $31,000 of products from PMP that it had formerly purchased from Precision. The Company solicits competitive quotations from unrelated suppliers for products it purchases from PMP. In the future, the Company may continue to purchase products from PMP, provided that the quotations the Company receives from PMP for such products are competitive with those received from unrelated suppliers in terms of product availability, price, quality and delivery considerations. In addition, in fiscal 1999, the Company provided certain computer-related services to PMP for $3,000. In the future, the Company does not expect to provide any services to PMP.

                      PROPOSAL 2 - AMENDMENTS TO DIRECTORS
                              STOCK INCENTIVE PLAN

            The Board of Directors has unanimously adopted and recommends that the shareholders approve amendments to the Directors Stock Incentive Plan to (a) increase the number of shares of Common Stock available for awards under the plan from a maximum of 100,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar event) to a maximum of 150,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar event), (b) increase the size of the annual grant of options to purchase Common Stock made under the plan to eligible directors from 500 to 1,500 shares of Common Stock, and (c) make eligible for such annual option grants non-employee directors who were shareholders of the Company at the time of its initial public offering on June 9, 1992. The Directors Stock Incentive Plan was adopted by the Board of Directors in October 1995 and subsequently was approved by the Company's shareholders at its Annual Meeting of Shareholders in January 1996.

            The Board of Directors believes that the proposed amendments to the plan are necessary to enable the Company to continue to attract and retain qualified outside directors. The amendments are intended to further align the interests of the Company's outside directors with those of its shareholders, thereby increasing the directors' incentive to maintain and enhance the Company's long-term performance.

            The following is a summary of certain features of the Directors Stock Incentive Plan. The summary is qualified in its entirety by reference to the plan, a copy of which will be provided to the Company's shareholders upon request. The plan has also been filed with the Securities and Exchange Commission.

General

            The purpose of the Directors Stock Incentive Plan is to enable the Company and its subsidiaries to attract and retain outside directors and provide them with an incentive to maintain and enhance the Company's long-term performance record by creating a long-term mutuality of interests between the outside directors and the shareholders of the Company.

            A total of 100,000 shares of Common Stock (subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar event) has been reserved for issuance under the plan. If the proposed amendments to the plan are approved by the Company's shareholders at the Annual Meeting, the total number of shares of Common Stock which are reserved for issuance under the plan will be increased from a maximum of 100,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar event) to a maximum of 150,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar event). Directors of the Company and its subsidiaries who are not also employees or consultants of the Company or its subsidiaries, who were not shareholders of the Company at the time of the Company's initial public offering on June 9, 1992, and who do not serve on the Board as representatives of the interests of shareholders who have made an investment in the Company are currently eligible to receive awards under the plan. There currently are four directors of the company, Messrs. Anderson, Ebright, Gurski and Sebulsky, who have received and continue to be eligible for awards under the plan. If the proposed amendments to the plan are approved by the Company's shareholders at the Annual Meeting, directors of the Company who are not employees or consultants of the Company but who were shareholders of the Company at the time of the Company's initial public offering on June 9, 1992, including Messrs. Broadbent, Holleran (who serves as Secretary of the Company but is paid no compensation by the Company and is not considered an employee of the Company), Macaleer, Neag and Niner, will also become eligible, effective as of the date of the Annual Meeting, to receive awards under the plan. Awards under the plan are in the form of non-qualified stock options. No awards may be made under the plan after the tenth anniversary of the plan.

            The plan may be amended by the Company's shareholders or the Board, provided that the provisions relating to the amount, price and timing of awards may not be amended more than once every six months and that the Board may not, without shareholder approval, materially increase the benefits accruing to participants under the plan, increase the maximum number of shares as to which awards may be granted under the plan, change the minimum exercise price, change the class of eligible persons, extend the period for which awards may be granted or exercised, or withdraw the authority to administer the plan from the Board.

Administration

            The plan is administered by the Board of Directors. The Board has authority to interpret the plan and to prescribe rules, regulations and procedures in connection with the operation of the plan, or as to options granted under the plan. Determinations of the Board are conclusive and binding.

            Notwithstanding the discretion to administer the plan granted to the Board of Directors, the selection of the directors to whom options are to be granted, the timing of grants, the number of shares subject to any option, the exercise price of any options, the periods during which any options may be granted and the term of any option are as set forth in the plan. The Board of Directors has no discretion as to these matters.

Awards

            Awards granted under the plan are evidenced by agreements between the individual director and the Company.

            The plan is a formula plan which provides for an initial grant to eligible directors of options to purchase 5,000 shares of Common Stock to be made on the plan's effective date or upon an eligible director's first election to the Board, whichever is later, and further provides that, subsequent to an eligible director's initial election to the Board, on the date each year when new directors are elected to the Board, such eligible director will be granted options to purchase 500 shares of Common Stock. If the proposed amendments to the plan are approved by the Company's shareholders at the Annual Meeting, effective as of the date of the Annual Meeting, eligible directors will receive options to purchase 1,500 shares of Common Stock on the date each year when directors are elected to the Board, instead of the 500 shares currently provided for under the plan.

            Options under the plan are exercisable for ten years after the date of grant. The exercise price for any option under the plan shall be equal to the fair market value of the Common Stock at the time such option is granted. Payment of an option's exercise price may be made in cash, by check or, in certain circumstances, by delivery of shares of Common Stock assigned to the Company, or by a combination of the foregoing. The plan provides that options granted thereunder vest in full on the first anniversary of the grant date. Options are not transferrable other than by will or by the laws of descent and distribution and may be exercised only by the grantee, his guardian, legal representative or beneficiary. If a participant terminates service as a director for any reason, all unvested options shall be forfeited.

            Upon the acquisition of beneficial ownership of 30% or more of the outstanding Common Stock by any unaffiliated person, entity or group, all options shall become fully exercisable.

            The following table sets forth certain information concerning stock options that would have been received by the following persons during the fiscal year ended August 31, 1999 under the Company's Directors Stock Incentive Plan if the proposed amendments to the plan had been in effect during fiscal 1999:

                                NEW PLAN BENEFITS

                         Directors Stock Incentive Plan
                         ------------------------------
                                                                Number of Shares
           Name and Position             Dollar Value ($)(1)        Optioned
           -----------------             -------------------        --------
Marlin Miller, Jr. (2)
Chief Executive Officer and
director                                         --                    --

Raymond Neag (2) (3)
Vice Chairman, Executive
Vice President and director                      --                    --

                         Directors Stock Incentive Plan
                         ------------------------------
                                                                Number of Shares
           Name and Position             Dollar Value ($)(1)        Optioned
           -----------------             -------------------        --------
Philip B. Fleck (2)
President and Chief Operating Officer            --                    --

Paul L. Frankhouser (2)
Executive Vice President                         --                    --

Frederick J. Hirt (2)
Vice President-Finance,
Chief Financial Officer and
Treasurer                                        --                    --

All Current Executive Officers as a
Group (2)                                        --                    --

All Current Non-Executive Officer
Directors as a Group(4)                      $57,756.00              12,000

All Non-Executive Officer Employees as
a Group (2)                                      --                    --

----------
      (1) Based upon the $29.938 per share closing market price of the Common Stock on November 30, 1999 less the exercise price of $25.125 which would have been applicable if the grants were made pursuant to the proposed amended terms of the plan during the fiscal year ended August 31, 1999.

      (2) Not eligible to receive awards pursuant to the Directors Stock Incentive Plan due to status as employee(s) of the Company.

      (3) Effective as of October 31, 1999, Mr. Neag retired as an executive officer of the Company. As a non-employee director of the Company, Mr. Neag would currently be eligible to receive options to purchase 1,500 shares of Common Stock pursuant to the Directors Stock Incentive Plan on the date of the Annual Meeting if the proposed amendments to the plan are approved by the Company's shareholders at the Annual Meeting.

      (4) Each of Messrs. Anderson, Broadbent, Ebright, Gurski, Holleran, Macaleer, Niner and Sebulsky would have been eligible to receive options pursuant to the Directors Stock Incentive Plan if the proposed amendments to the plan had been in effect during the fiscal year ended August 31, 1999.

            Other than as set forth above, no director, nominee for election as a director or associate of any of the Company's current directors, executive officers or nominees for election as a director would have received stock options during the fiscal year ended August 31, 1999 under the Directors Stock Incentive Plan if the proposed amendments to the plan had been in effect during fiscal 1999.

Certain Income Tax Consequences

            A participant who is awarded a stock option will not realize any income, nor will the Company be entitled to any deduction, at the time of grant. A participant will recognize income on the date of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. The holding period for capital gain or loss purposes will commence on the date of exercise.

            If the exercise price of an option is paid by surrendering stock of the Company, the participant will recognize no gain or loss on the shares that he or she surrenders to pay the option price (the "surrendered shares"). The number of shares that the participant receives upon exercise of the option in excess of the surrendered shares are considered "additional shares". The participant will recognize ordinary income on the date of exercise equal to the fair market value of the additional shares on the date of exercise, less any cash paid towards the exercise price. The basis of the additional shares will be equal to their fair market value on the date of exercise, and their holding period will begin on that date. The shares that the participant receives upon exercise equal to the surrendered shares will have a basis and holding period equal to that of the surrendered shares.

            The Company will be entitled to a deduction for federal tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income with respect to any option. When a participant disposes of Common Stock acquired through the exercise of an option, any amount received in excess of the fair market value of the shares on the date of exercise will be subject to taxation at capital gains rates. If the amount received is less than such fair market value of the shares, the difference will be treated as a capital loss for tax purposes.

Effective Date of Proposed Amendments

            The effective date of the proposed amendments to the Directors Stock Incentive Plan will be the date on which such amendments are approved by the Company's shareholders. This means that if the proposed amendments are approved by the shareholders at the Annual Meeting, then each eligible non-employee director, including those who were shareholders of the Company at the time of its initial public offering on June 9, 1992, will be immediately eligible on the date of the Annual Meeting for a grant of 1,500 options pursuant to the amended terms of the plan.

Recommendation

            The Board of Directors unanimously recommends a vote FOR the approval of the proposed amendments to the Directors Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy is necessary to approve the proposed amendments to the plan. It is intended that, unless marked to the contrary, the shares represented by proxy shall be voted FOR the approval of the proposed amendments to the plan.

                    PROPOSAL 3 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

            The Company's independent accountants and auditors are Pricewaterhouse Coopers L.L.P., certified public accountants. PricewaterhouseCoopers L.L.P. has served as the Company's independent accountants and auditors since fiscal 1985. At the Annual Meeting, the shareholders will consider and vote upon a proposal to ratify the appointment of independent accountants for the Company's fiscal year ending August 31, 2000. The Audit Committee of the Board of Directors has recommended that PricewaterhouseCoopers L.L.P. be re-elected as independent accountants for the 2000 fiscal year. The Board of Directors unanimously recommends that shareholders vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR the foregoing proposal unless otherwise indicated.

            Representatives of PricewaterhouseCoopers L.L.P. will be present at the Annual Meeting to make a statement, if desired, and to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

            As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their judgment on such matters.

            In order to be eligible for inclusion in the proxy materials for the Company's 2001 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by August 18, 2000.

            Proposals should be directed to the Secretary of the Company at the principal executive offices of the Company.

            The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation therefor, may solicit proxies personally or by telephone or telegraph. The Company will also request brokers, banks and other nominees, custodians and fiduciaries to forward soliciting materials to their principals and to request authority for the execution of proxies and will reimburse such persons for forwarding such materials.

            A copy of the 1999 Annual Report accompanies this Proxy Statement. Additional copies may be obtained from the Secretary, Arrow International, Inc., P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612.

                                           By Order of the Board of Directors,


                                           T. Jerome Holleran,
                                           Secretary
December 15, 1999
Reading, Pennsylvania

                            ARROW INTERNATIONAL, INC.

                         DIRECTORS STOCK INCENTIVE PLAN
                        (As Amended on January 19, 2000)

      Arrow International, Inc. (the "Company") hereby establishes the Arrow International, Inc. Directors Stock Incentive Plan (the "Plan").

1. PURPOSE

      The purpose of the Plan is to enable the Company and its subsidiaries to attract and retain outside directors and provide them with an incentive to maintain and enhance the Company's long-term performance record. It is intended that this purpose will best be achieved by granting eligible directors non-qualified stock options ("options") under this Plan pursuant to the rules set forth in Section 83 of the Internal Revenue Code, as amended from time to time.

2. ADMINISTRATION

      The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall possess the authority, in its discretion, (a) to prescribe the form of the stock option agreements, including any appropriate terms and conditions applicable to these options, and to make any amendments to such agreements or options; (b) to interpret the Plan; (c) to make and amend rules and regulations relating to the Plan; and (d) to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations shall be conclusive and binding. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted hereunder.

3. ELIGIBLE DIRECTORS

      Members of the Board of Directors of the Company and its subsidiaries are eligible to participate in this Plan if they are not also employees or consultants of the Company or its subsidiaries and do not serve on the Board as representatives of the interests of shareholders who have made an investment in the Company.

4. SHARES AVAILABLE

      The total number of shares of the Company's Common Stock, no par value (the "Common Stock"), available in the aggregate for options under this Plan shall not exceed 150,000 (subject to substitution or adjustment as provided in Section 8). Such shares may be authorized and unissued shares. If an option expires, terminates or is cancelled without being exercised, new options may thereafter be granted covering such shares. No option may be granted more than ten years after the effective date of the Plan.

5. TERMS AND CONDITIONS OF OPTIONS

      Each option granted under the Plan shall be evidenced by an option agreement in such form as the Board shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

            (a) Number of Shares. On the date the Plan is first adopted by the Company's shareholders or on the date on which an eligible director is first elected to the Board, whichever is later, such eligible director shall receive an option to purchase 5,000 shares of the Common Stock (each such option grant is hereinafter referred to as an "Initial Option"). Subsequent to an eligible director's initial election to the Board and provided that such eligible director has served on the Board for at least twelve months, each year when new members are elected to the Board, each eligible director who will be serving on the new Board shall receive an option to purchase 1,500 shares of the Common Stock.

            (b) Exercise Price. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted.

            (c) Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted.

            (d) Options Nontransferable. Each option by its terms shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative.

            (e) Exercise Terms. Each option granted under the Plan shall become fully exercisable with respect to the shares subject thereto on the first anniversary of the date of grant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary of the date of grant.

            (f) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company registered in the name of the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Common Stock on the Nasdaq National Market System on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing date on the last preceding day on which there was such trading.

6. GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

      The Company shall not be required to deliver any certificate upon the exercise of an option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such exercise may bear a legend restricting transfer absent such compliance. Each option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

7. TERMINATION OF DIRECTORSHIP

      If a director's directorship terminates for any reason (including, without limitation, resignation or removal), all nonvested options shall be forfeited. Vested but unexercised options may be exercised by the director or, in the case of death, by his or her legal representative or beneficiary in accordance with the terms of the Plan and the option agreement.

8. ADJUSTMENT OF SHARES

      In the event of any change in the Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an option under the Plan and the number and kind of shares set forth in options under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

9. NO EMPLOYMENT RIGHTS

      The Plan and any awards granted under the Plan shall not confer upon any director any right with respect to continuance as a director of the Company or any subsidiary, nor shall they interfere in any way with any right the Company or its subsidiaries may have to terminate the director's position as a director at any time.

10. RIGHTS AS A SHAREHOLDER

      The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient.

11. AMENDMENT AND DISCONTINUANCE

      This Plan may be amended, modified or terminated by the shareholders of the Company or by the Board, provided that Plan provisions relating to the amount, price and timing of options may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code or the regulations thereunder and provided further that the Board may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum exercise price, change the class of eligible persons, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from the Board. Notwithstanding the foregoing, to the extent permitted by law, the Board may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification or termination of the Plan may, without the written consent of a director to whom any option shall theretofore have been granted, adversely affect the rights of such director under such option.

12. CHANGE IN CONTROL

      For purposes of the Plan, a "change in control" shall be deemed to have occurred upon the acquisition of thirty (30%) percent or more of the Company's outstanding shares of capital stock having general voting rights by an unaffiliated person, entity or group. The Board shall promptly notify, in writing, each holder of an outstanding option of the occurrence of any such change in control. Notwithstanding any other provision of the Plan or any option agreement, all options shall become fully exercisable on receipt of such notice. All outstanding options shall expire if not exercised within 30 days of receipt of the notice of a change of control.

13. EFFECTIVE DATE

      The effective date of this Plan is January 17, 1996, the date of adoption of this Plan by the shareholders of the Company.

14. DEFINITIONS

      Any terms or provisions used herein which are defined in Section 83 of the Internal Revenue Code, as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time options are made hereunder, shall have the meanings as therein defined.

15. GOVERNING LAW

      To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to non-qualified stock options, this Plan and any option agreement adopted pursuant to it shall be construed under the laws of the Commonwealth of Pennsylvania.

Dated as of October 19, 1995                         ARROW INTERNATIONAL, INC.

Amended as of January 19, 2000

                                               By: /s/  Marlin Miller, Jr.
                                                   -----------------------
                                                   Marlin Miller, Jr.
                                                   Chairman and Chief Executive
                                                   Officer

Date of Shareholder Approval of Plan:  January 17, 1996

Date of Shareholder Approval of Amendments to Plan:  January 19, 2000

|X| Please mark your vote as in this example.

This proxy when properly executed will be voted in the manner directed therein. If no direction is given with respect to a particular proposal, this proxy will be voted FOR such proposal.

--------------------------------------------------------------------------------
       The Board of Directors recommends a vote "FOR" proposals 2 and 3.
--------------------------------------------------------------------------------
                                             FOR       WITHHELD
1. Election of                               |_|          |_|
   Directors.
   (see reverse)

                                             FOR        AGAINST    ABSTAIN
 2. Approval of                              |_|          |_|         |_|
    amendments to the
    Directors Stock
    Incentive Plan.

                                             FOR        AGAINST    ABSTAIN
3. Ratification of appointment of            |_|          |_|         |_|
   PricewaterhouseCoopers
   L.L.P. as independent
   accountants.

For, except vote withheld from the following nominee(s):

----------------------------------      ----------------------------------------
--------------------------------------------------------------------------------

                                                       Change of
                                                       Address/Comments   |_|
                                                       on Reverse Side.

                                        The signer hereby revokes all proxies
                                        heretofore given by the signer to vote
                                        at said meeting or any adjournments
                                        thereof.

                                        NOTE: Please sign exactly as name
                                        appears hereon. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such.If a partnership, please sign in the partnership name by authorized persons.


SIGNATURE(S)________________________ DATE________________

                              FOLD AND DETACH HERE

                          ARROW(R) INTERNATIONAL, INC.

                         Annual Meeting of Shareholders
                                January 19, 2000
                                   4:00 p.m.
                             Sheraton Reading Hotel
                              1741 Paper Mill Road
                            Wyomissing, Pennsylvania

                           ARROW INTERNATIONAL, INC.

        P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612
                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 19, 2000

PROXY

The undersigned hereby appoints Raymond Neag and John H. Broadbent, Jr., and each or either of them, his/her Proxies, each with full power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated hereon, all shares of common stock of ARROW INTERNATIONAL, INC. (the "Company") held of record by the undersigned on November 30, 1999, at the Annual Meeting of Shareholders to be held on January 19, 2000 and any adjournments thereof, and hereby further authorizes each of them, in their discretion, to vote upon any other business that may properly come before the meeting.

                                             (Change of address/Comments)

Election of Directors, Nominees:        ________________________________________
For terms expiring in 2004:             ________________________________________
  T. Jerome Holleran                    ________________________________________
  R. James Macaleer                     ________________________________________
  Alan M. Sebulsky

                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropiate boxes, SEE REVERSE SIDE, but you need not mark any box with regard to a particular proposal if you wish to vote FOR such proposal. The proxies cannot vote your shares unless you sign and return this card.

                                                             -----------
                                                             SEE REVERSE
                                                                 SIDE
                                                             -----------

                              FOLD AND DETACH HERE